UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2011, the Board of Directors, following the recommendation of the Compensation Committee, approved a variety of actions under the 2009 Senior Management Compensation Plan (the “Plan”) relating to the compensation of certain officers for 2011, including an amendment to the Plan.  Consistent with the terms of the Plan, the Board of Directors established the initial Value Pool Amount for 2011 for the participants and exercised its discretion to set the allocation among cash compensation, RSUs and stock options.  For 2011, the Board of Directors determined for the executive officers to decrease the cash allocation and increase the equity allocation of the Value Pool Amounts and amended the Plan to provide that the equity allocation would be payable entirely in RSUs as opposed to a combination of RSUs and stock options.  In addition, the Board of Directors granted each of the executive officers with discretionary authority to adjust his cash allocation for 2011 up or down by 5%, with a directly proportionate inverse change in his equity allocation.

The following table sets forth the awards made under the Plan to the Company’s principal executive officer and the other named executive officers (after giving effect to each of the discretionary elections described above):

Name	2011 Value Pool Amount	Cash Compensation(1)	RSU Value	Option Value

Michael Stanfield Chairman and CEO	$2,310,000	$808,500	$1,501,500	$0

Neal Dittersdorf Executive Vice President and Chief Legal Officer	$ 950,000	$522,500	$427,5000	$0

John Scanlon Executive Vice President and Chief Financial Officer	$ 950,000	$522,500	$427,5000	$0

__________________

(1) There are no increases in base salary in 2011 for any of the above officers. The cash compensation for 2011 set forth in the table above includes an incremental payment under the Plan for the following officers in the following amounts: Mr. Stanfield — $388,500, Mr. Dittersdorf — $228,500, and Mr. Scanlon — $228,500. These incremental payments will be paid in equal periodic installments over the year, and are not intended to be a salary increase for the participants.

In addition, the Compensation Committee approved the grants of RSUs to the named executive officers and the other participants under the Plan.  The Compensation Committee determined for purposes of the RSUs approved under the Plan that the appropriate discount factor to the market price of the common stock at the time of grant was a 60% discount to the closing price of the common stock on February 2, 2011, or an effective price of $5.86 per share.  All of the RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant.

The following table summarizes the RSUs granted to the Company’s named executive officers under the Plan:

Name	RSUs

Michael Stanfield	256,404

Neal Dittersdorf	73,002

John Scanlon	73,002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2011

INTERSECTIONS INC.

By:	/s/Neal Dittersdorf
	Name:	Neal Dittersdorf
	Title:	Executive Vice President